UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 8, 2015

Date of Report (Date of earliest event reported)

Wowio, Inc.

(Exact name of registrant as specified in its charter)

Texas	333-184529	27-2908187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

626 North Doheny Drive

West Hollywood, CA 90069

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 807-8181

(Former name of Company)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On April 2, 2015, the Company entered into the Equity Purchase Agreement with Premier Venture Partners, LLC. Pursuant to the terms and provisions of the Equity Purchase Agreement, for a period of forty-eight (48) months commencing on the execution date of the agreement. The Company will create a new series of Preferred Shares, Series C, as an obligation in this Agreement (the “Shares”). The Shares will be non-voting, accrue dividends in Series C Shares at a rate of 8% per annum, and have a Liquidation Value of $1,000 plus accrued dividends. Premier Venture shall commit to purchase up to 5,000 of the Company’s Series C Preferred Shares, at a purchase price of $1,000 per share The Shares may be redeemed by the Company at a price equal to the lower of (i) $0.004 per share of Common Stock, or (ii) 70% of the lowest individual day VWAP in the ten Trading Days prior to the date a Conversion Notice is delivered to the Company. The Company can make its first Purchase Request on the date that is the earlier to occur of the following: (i) the effective date of the Registration Statement (as defined below) and (ii) 192 days after the Execution Date. The Company shall issue to Premier Venture Partners 300 Series C Shares as Commitment Shares. A copy of the Equity Purchase Agreement is attached to this Current Report as Exhibit 10.1.

Registration Rights Agreement

On April 2, 2015, the Company entered into the Registration Rights Agreement with Premier Venture. Pursuant to the terms and provisions of the Registration Rights Agreement, the Company is obligated to use all commercially reasonable efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission to cover the Registrable Securities of the Class C Shares within thirty (30) days from the date of execution of the Registration Rights Agreement. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission. A copy of the Registration Rights Agreement is attached to this Current Report as Exhibit 10.2.

Business Advisory & Consulting Agreement

On April 2, 2015, the Company entered into a Consulting agreement with Goldbird Limited (“Consultants”) whereby Consultants will provide all necessary advisory and consulting support for re-structuring of Company debt obligations, capitalization structure, selection of candidates for Board and/or Management positions and other such corporate governance issues required by the company. The Company will create a new series of Preferred Shares, Series D, as an obligation in this Agreement (the “Preferred D Shares”). The Preferred D Shares will be non-voting, will have a purchase price of $2.50 per share, and will have a conversion feature into shares of the Company’s Common Stock at a conversion price of $0.0001. As consideration for providing these consulting services for a term of 12 months from date of execution, the Company has agreed to issue 40,000 shares of Company’s Series D Preferred Shares priced at $2.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wowio, Inc.

Date: April 8, 2015	By:	/s/ Brian Altounian
	Name:	Brian Altounian
	Title:	Chief Executive Officer